CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (Nos. 333-27991, 33-88176, and 333-39323) of Stein Mart, Inc. of our report dated February 20, 1998, which appears on page 13 of the 1997 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.



Price Waterhouse LLP
Orlando, Florida
April 1, 1998

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